Exhibit 99.1

Clovis Oncology Announces Renewal of At-The-Market Equity Offering Program

BOULDER, Colo., August 16, 2021 – Clovis Oncology, Inc. (NASDAQ:CLVS) announced today that it has filed a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) to renew its previously established ATM facility under which it may offer and sell, from time to time, additional shares of its common stock having an aggregate offering price of up to $125,000,000 through an “at-the-market” equity offering program (the “ATM Program”). The timing and amount of any sales will be determined by a variety of factors considered by Clovis Oncology.

Shares of Clovis Oncology common stock will be offered through J.P. Morgan Securities LLC (“JPM”) and BofA Securities, Inc. (“BofA Securities”), who are serving as the distribution agents. JPM and BofA Securities may sell the shares of our common stock by any method deemed to be an “at-the-market offering” defined by Rule 415(a)(4) of the Securities Act of 1933, as amended, including without limitation, sales in ordinary brokers’ transactions, including directly on the Nasdaq Global Select Market or into any other existing trading market for the shares, or to or through a market maker, in block transactions or by any other method permitted by law, including privately negotiated transactions and to JPM and BofA Securities as principals for their own account. Sales may be made at market prices prevailing at the time of a sale or at prices related to prevailing market prices or at negotiated prices. As a result, sales prices may vary.

Clovis Oncology intends to use the net proceeds from any sales of its common stock under the ATM Program for general corporate purposes, including funding of its development programs, sales and marketing expenses associated with Rubraca® (rucaparib), repayment, repurchase or refinance of its debt obligations, payment of milestones pursuant to its license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

Clovis Oncology’s prospectus supplement filed today with the SEC supplements information contained in the accompanying prospectus contained in the shelf registration statement on Form S-3 (File No. 333-253485), as amended for the offering. Prospective investors should read the prospectus in that registration statement, the prospectus supplement and all other documents that Clovis Oncology has filed with the SEC for more complete information about Clovis Oncology, including information pertaining to the ATM Program and the risks associated with investing in Clovis Oncology. Copies of the prospectus supplement and related prospectus may be obtained from J. P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email to prospectus-eq_fi@jpmchase.com, or from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department or by email to dg.prospectus_requests@bofa.com. You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops, with partners, for those indications that require them, diagnostic tools intended to direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado with additional office locations in the U.S. and Europe.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties that could cause Clovis Oncology’s actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, our ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, including the impact of the COVID-19 pandemic. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see the prospectus supplement and related prospectus for this offering as well as Clovis Oncology’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other reports filed with the Securities and Exchange Commission.

Contacts:
Anna Sussman	Breanna Burkart
303.625.5022	303.625.5023
asussman@clovisoncology.com	bburkart@clovisoncology.com

# # #